Exhibit 10.49

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE, is entered into as of March 29, 2010, by PACIFIC ETHANOL, INC., a Delaware corporation ("Borrower") and NEIL M. KOEHLER or his assigns ("Lender").

RECITALS

A.      Borrower and Lender entered into that certain Promissory Note dated as of March 30, 2009 in the principal sum of $1,000,000 (the "Note").

B.      All principal and accrued interest owing under the Note is be due and payable on March 30, 2010 (the "Maturity Date").

C.      Borrower and Lender desire to extend the Maturity Date to January 5, 2011.

NOW THEREFORE, inconsideration of the foregoing premises, the mutual promises herein and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1.      Extension of Maturity. The second sentence of Paragraph 2 of the Note is hereby amended to read in its entirety as follows:

"All principal and accrued and unpaid interest then owing under this Note shall be due and payable on January 5, 2011 (the "Maturity Date") unless the obligations hereunder are earlier accelerated or satisfied in accordance with the provisions of this Note."

2.      Effect of Amendment. Except as expressly set forth in this First Amendment to Promissory Note, all of the terms and provisions of the Note shall remain in full force and effect. The Note, together with the amendment set forth herein, shall be read and construed as a single agreement.

Borrower and Lender have executed and delivered this First Amendment to Promissory Note as of the day and year first set forth above.

PACIFIC ETHANOL, INC. a Delaware corporation

By:	/s/ Christopher W. Wright
Christopher W. Wright, Vice President

/s/ Neil M. Koehler
NEIL M. KOEHLER

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